                                                                RULE 424(b)(3)
                                                            FILE NO. 333-01757
                                                     REPUBLIC INDUSTRIES, INC.



                      SUPPLEMENT NO. 3 DATED JUNE 4, 1997
                       TO PROSPECTUS DATED MARCH 21, 1996

     In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:


                                                   Shares Beneficially     Shares to be Offered
                                                      Owned Prior to          for The Selling
Selling Stockholder                                    The Offering        Stockholder's Account
-------------------                                -------------------    ----------------------
The Jackson Family Foundation, Inc. .............         40,000                  40,000